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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) November 10, 1999
                               (October 26, 1999)

                              THE MACERICH COMPANY
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               (Exact Name of Registrant as Specified in Charter)

           Maryland                     1-12504                  95-4448705
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 (State or Other Jurisdiction         (Commission                IRS Employer
        of Incorporation)             file Number)           Identification No.)

            401 Wilshire Boulevard, Suite 700, Santa Monica, CA 90401
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                    (Address of Principal Executive Offices)

        Registrant's telephone number, including area code (310) 394-6000

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.

     a.   LAKEWOOD MALL, STONEWOOD MALL AND LOS CERRITOS CENTER

          On October 26, 1999, 99% of the membership interests of Macerich Stonewood, LLC and Macerich Cerritos, LLC and 100% of the membership interests of Lakewood Mall, LLC were contributed to Pacific Premier Retail Trust ("PPRT"), a real estate investment trust approximately 51% owned indirectly by The Macerich Partnership, L.P. ("Macerich Partnership") and approximately 49% owned by Ontario Teachers' Pension Plan Board ("Ontario Teachers'"). Macerich Lakewood, LLC, Macerich Stonewood, LLC and Macerich Cerritos, LLC own Lakewood Mall, Stonewood Mall and Los Cerritos Center, respectively, each located in Los Angeles County. The Macerich Company (the "Registrant") is the sole general partner of, and owns a 78% interest in, Macerich Partnership.

          The properties were contributed to PPRT subject to existing debt of $322 million. The net proceeds to the Macerich Partnership were $104 million. The assets of each mall include, among other things, real property, the buildings and improvements located thereon, certain lease interests, tangible and intangible personal property and rights related thereto.

          This transaction represents Ontario Teachers' third major investment with the Registrant. In June 1998, Ontario Teachers' purchased $150 million of convertible preferred stock of the Registrant and in the first half of 1999 Ontario Teachers' and Macerich Partnership invested $544 million to form PPRT and acquire the Safeco portfolio described in the Current Report on Form 8-K, as amended, event date February 18, 1999.

     b.   SANTA MONICA PLACE

          On October 29, 1999, Macerich Santa Monica Place, LLC, an indirect subsidiary of the Registrant, acquired a 100% interest in Santa Monica Place from an affiliate of The Rouse Company (the "Seller"), through an asset sale. Santa Monica Place is a 560,000 square foot regional shopping center located in Santa Monica, California. The assets acquired include, among other things, real property, the buildings and improvements located thereon, certain lease interests, tangible and intangible personal property and rights related thereto.

          The purchase price was approximately $130 million and was determined in good faith, arms length negotiations between the Registrant and the Seller. The purchase price was funded with the placement of an $80 million first mortgage on the property and the balance of the purchase price was provided from the proceeds of the above-described transaction.


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          In negotiating the above transactions, the Registrant considered, among other factors, the historical and projected cash flow of the properties, the nature and term of existing tenancies and leases, the current operating costs, the expansion availability, the physical condition of the properties and the terms and conditions of available financing. The Registrant obtained no independent appraisals. The Registrant intends to continue operating the shopping centers as currently operated and leasing the space therein to national and local retailers.




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                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on November 10, 1999.



                                                THE MACERICH COMPANY




                                                By: /s/ Thomas O'Hern
                                                   ----------------------
                                                   Thomas O'Hern
                                                   Executive Vice President and
                                                   Chief Financial Officer




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